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Exhibit 13.1

CERTIFICATION

        In connection with this annual report, as amended, on Form 20-F/A (the Report) of telent plc (the Company) as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael Parton, the Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, that to my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 26 May 2006

/s/ MICHAEL PARTON
Name:	Michael Parton
Title:	Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 13.1
CERTIFICATION